SUBSIDIARIES OF CHEMTURA CORPORATION as of 31 December, 2010

Owned Directly or Indirectly by Chemtura Corporation	State or Country of Organization

9056-0921 Quebec Inc.	100.0	Canada
Anderol B.V.	100.0	The Netherlands
Anderol Italia S.r.l.	51.0	Italy
Antimony Products (Proprietary) Ltd.	75.0	South Africa
Aqua Clear Industries, LLC	100.0	New York
ASEPSIS Inc.	100.0	Canada
Asepsis U.K. Limited	100.0	United Kingdom
ASEPSIS, Inc.	100.0	Georgia
ASIA Stabilizers Co., Ltd.	65.0	Korea
Assured Insurance Company	100.0	Vermont
Baxenden Chemicals Limited	100.0	United Kingdom
Baxenden Scandinavia A.S.	100.0	Denmark
BAYROL Deutschland GmbH	100.0	Germany
BAYROL France S.A.S.	100.0	France
BAYROL Iberica S.A.	100.0	Spain
BAYROL Scandinavia A/S	100.0	Denmark
BioLab Australia Pty. Ltd.	100.0	Australia
BioLab Franchise Company, LLC	100.0	Delaware
BioLab U.K. Limited	100.0	United Kingdom
Bio-Lab Canada Inc.	100.0	Canada
Bio-Lab, Inc.	100.0	Delaware
BLSA Industries (Proprietary) Limited	100.0	South Africa
Certis Europe B.V.	15.0	The Netherlands
Chemol Reszvenytarsasag International	78.3	Hungary
Chemtura (HK) Holding Co. Limited	100.0	China-Hong Kong
Chemtura (PTY) Limited	100.0	South Africa
Chemtura (Thailand) Limited	100.0	Thailand
Chemtura Australia Pty. Ltd.	100.0	Australia
Chemtura Belgium N.V.	100.0	Belgium
Chemtura Canada Co./Cie	100.0	Canada
Chemtura Chemicals (Nanjing) Company Limited	100.0	China-PRC
Chemtura Chemicals India Private Limited	100.0	India
Chemtura Colombia Limitada	100.0	Colombia
Chemtura Corporation U.K. Limited	100.0	United Kingdom
Chemtura Corporation Mexico, S. de R.L. de C.V.	100.0	Mexico
Chemtura Europe d.o.o.	100.0	Slovenia
Chemtura Europe GmbH	100.0	Switzerland
Chemtura Europe Limited	100.0	United Kingdom
Chemtura France SAS	100.0	France
Chemtura Holding Company, Inc.	100.0	Delaware
Chemtura Holdings GmbH	100.0	Germany
Chemtura Hong Kong Limited	100.0	China-Hong Kong
Chemtura Industria Quimica do Brasil Limitada	100.0	Brazil
Chemtura Italy S.r.l.	100.0	Italy
Chemtura Japan Limited	100.0	Japan
Chemtura Korea Inc.	100.0	Korea
Chemtura LLC	100.0	Russia
Chemtura Management GmbH	100.0	Germany
Chemtura Manufacturing Germany GmbH	100.0	Germany

Chemtura Manufacturing Italy S.r.I.	100.0	Italy
Chemtura Manufacturing UK Limited	100.0	United Kingdom
Chemtura Netherlands B.V.	100.0	The Netherlands
Chemtura New Zealand Limited	100.0	New Zealand
Chemtura Organometallics GmbH	100.0	Germany
Chemtura Quimica Argentina S.A.C.I.	100.0	Argentina
Chemtura Sales France SAS	100.0	France
Chemtura Sales Germany GmbH	100.0	Germany
Chemtura Sales Mexico, S. de R.L. de C.V.	100.0	Mexico
Chemtura Sales UK Limited	100.0	United Kingdom
Chemtura Shanghai Co., Ltd.	100.0	China-PRC
Chemtura Singapore Pte. Ltd.	100.0	Singapore
Chemtura Specialties Ecuador S.A.	100.0	Ecuador
Chemtura Taiwan Limited	100.0	Taiwan
Chemtura Technology B.V.	100.0	The Netherlands
Chemtura Technology Belgium N.V.	100.0	Belgium
Chemtura UK Limited	100.0	United Kingdom
Chemtura Vermögensverwaltungs GmbH & Co. KG	100.0	Germany
Chemtura Verwaltungs GmbH	50%	Germany
CNK Chemical Realty Corporation	100.0	Pennsylvania
CPC Bayrol Limited	100.0	United Kingdom
Crompton & Knowles of Canada Limited	100.0	Canada
Crompton (Uniroyal Chemical) Registrations Limited	100.0	United Kingdom
Crompton Chemicals B.V.	100.0	The Netherlands
Crompton Colors Incorporated	100.0	Delaware
Crompton Corporation Ltda.	100.0	Chile
Crompton Europe Financial Services Company	100.0	Delaware
Crompton European Holdings B.V.	100.0	The Netherlands
Crompton Financial Holdings	100.0	Ireland
Crompton Holding Corporation	100.0	Delaware
Crompton Holdings B.V.	100.0	The Netherlands
Crompton Investments S.A.S.	100.0	France
Crompton Ireland Investment Company Limited	100.0	Ireland
Crompton Kazakhstan LLP	100.0	Kazakhstan
Crompton LLC	100.0	Delaware
Crompton Overseas B.V.	100.0	The Netherlands
Crompton S.A.	100.0	Switzerland
Crompton Services B.V.B.A.	100.0	Belgium
Crompton Servicios S.A. de C.V.	100.0	Mexico
Crompton Specialties Asia Pacific Pte. Ltd.	100.0	Singapore
Crompton Specialties GmbH	100.0	Germany
Crompton Specialties Limited	92.0	Thailand
Crompton Specialties Shanghai Company Limited	100.0	China-PRC
Crompton, Inc.	100.0	Philippines
DiaKhem Technologies, LLC	30.0	Michigan
EPA B.V.	100.0	The Netherlands
Estech GmbH & Co. KG	49.0	Germany
Estech Managing GmbH	49.0	Germany
GL Development, Ltd.	100.0	British West Indies
GLCC Laurel de Mexico, S.A. de C.V.	100.0	Mexico
GLCC Laurel, LLC	100.0	Delaware
GLCC Mexico Holdings, Inc.	100.0	Delaware
Great Lakes Chemical (Far East) Limited	100.0	Hong Kong
Great Lakes Chemical (Netherlands) B.V.	100.0	The Netherlands
Great Lakes Chemical (S) Pte. Ltd	100.0	Singapore
Great Lakes Chemical Corporation	100.0	Delaware
Great Lakes Chemical Global, Inc.	100.0	Delaware
Great Lakes Chemical Konstanz GmbH	100.0	Germany
Great Lakes Europe Unlimited	100.0	United Kingdom
Great Lakes Holding (Europe) A.G.	100.0	Switzerland
Great Lakes Holding S.A.S.	100.0	France
Great Lakes Trading Company, Inc.	100.0	Delaware

Great Lakes Vermögensverwaltungs GmbH & Co. KG	100.0	Germany
Gulf Stabilizers Industries Sales FZCO	52.0	Dubai
Gulf Stabilizers Industries, Ltd.	49.0	Saudi Arabia
Hatco Advanced Technologies Corporation	100.0	Delaware
Hattech GmbH	100.0	Germany
HomeCare Labs, Inc.	100.0	Delaware
Hydrotech Chemical Corporation	100.0	Canada
Hydrotech Chemical Corporation Pty. Ltd.	100.0	Australia
INTERBAYROL, A.G.	100.0	Switzerland
Isofoam Limited	100.0	England
Kem Manufacturing Corporation	100.0	Georgia
Knight Investments B.V.	100.0	The Netherlands
Laurel Industries Holdings, Inc.	100.0	Delaware
MPC S.A.R.L.	100.0	France
Nanjing Crompton Shuguang Organosilicon Specialties Co., Ltd.	85.0	China-PRC
Naugatuck Treatment Company	100.0	Connecticut
Niagara Insurance Company, Ltd.	100.0	Bermuda
NPC Services, Inc.	12.75	Louisiana
Penn Speciality Chemicals, Inc.	29.8	Delaware
Poolbrite (SA) (Pty) Ltd	100.0	South Africa
POOLTIME GmbH	100.0	Germany
QO Chemicals GmbH	100.0	Germany
QO Chemicals, Inc.	100.0	Delaware
Recreational Water Products Inc.	100.0	Canada
Recreational Water Products Pty. Ltd.	100.0	Australia
Recreational Water Products, Inc.	100.0	Delaware
Rubicon LLC	50.0	Utah
TETRABROM Technologies Ltd.	50.0	Israel
Unimers India Limited	1.62	India
Uniroyal Chemical Company Limited	100.0	Bahamas
Uniroyal Chemical S.A.	100.0	Spain
Uniroyal Chemical S.A.R.L.	100.0	Switzerland
Uniroyal Chemical Taiwan Limited	100.0	Taiwan
Vestaron Corporation	8.12	Delaware
Weber City Road LLC	100.0	Louisiana